UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 2, 2024

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2024, HA Sustainable Infrastructure Capital, Inc. (the “Company”) entered into a CarbonCount® green commercial paper note program (the “Program”) under which the Company may issue short-term promissory notes (the “Notes”), the payments of which have been unconditionally guaranteed by HAT Holdings I LLC, HAT Holdings II LLC, Hannon Armstrong Sustainable Infrastructure, L.P., Hannon Armstrong Capital, LLC, HAC Holdings I LLC and HAC Holdings II LLC (collectively, the “Guarantors”), under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and reborrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1,000,000,000. An amount equal to the net proceeds from the Notes will be allocated by the Company to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects.

The commercial paper dealer agreements (each, a “Dealer Agreement,” and collectively, the “Dealer Agreements”) with the Company, the Guarantors and each dealer (each, a “Dealer,” and collectively, the “Dealers”) provide the terms under which each Dealer will either purchase from the Company or arrange for the sale by the Company of Notes and the guarantee thereof. The Dealer Agreements are substantially identical in all material respects, and contain customary representations, warranties, covenants and indemnification provisions. A national bank will act as issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Notes will have maturities of up to 397 days from the date of issue. The Notes will rank pari passu in right of payment with all of the Company’s other unsecured indebtedness, and the obligations of the Guarantors under the guarantee will rank pari passu in right of payment with all of the Guarantors’ other unsecured indebtedness. The Notes and the Guarantees will be effectively subordinated to the Issuer’s and the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all liabilities of the Issuer’s subsidiaries if such subsidiaries are released as Guarantors pursuant to the terms of the Guarantees. The Notes will be sold at a discount from par. Alternatively, the Notes can be sold at par and bear interest at rates that will vary based upon market conditions at the time of the issuance of the Notes.

A copy of the form of Dealer Agreement used in the Program is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company, the Guarantors and their affiliates for which such Dealers have received or will receive customary fees and expenses.

Neither the Notes nor the guarantee thereof have been or will be registered under the Securities Act or any state securities laws, and the Notes and the guarantee thereof may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes or any guarantee thereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Commercial Paper Dealer Agreement between the Company, as issuer, and the applicable Dealer party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

	By:	/s/ Steven L. Chuslo
Dated: December 6, 2024		Steven L. Chuslo
Executive Vice President and Chief Legal Officer